Exhibit 10.2

AMENDMENT TO MEZZANINE NOTE AGREEMENT AND NOTES

THIS AMENDMENT TO MEZZANINE NOTE AGREEMENT AND NOTES (this “Amendment”), dated as of June 17, 2022, by and among AIMCO JO INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (the “Company”), APARTMENT INCOME REIT, L.P. (f/k/a AIMCO Properties, L.P.), a Delaware limited partnership (“AIR OP”), and AIR/BETHESDA HOLDINGS, INC. (f/k/a AIMCO/Bethesda Holdings, Inc.), a Delaware corporation (“AIR/Bethesda”).

W I T N E S S E T H:

WHEREAS, the Company, AIR OP, AIR/Bethesda and Apartment Income REIT, L.P. (f/k/a AIMCO Properties, L.P.), as collateral agent (in such capacity, the “Collateral Agent”), are parties to that certain Mezzanine Note Agreement, dated as of December 14, 2020 (as the same has been amended, restated, supplemented or otherwise modified prior to the effectiveness of this Amendment, the “Agreement”);

WHEREAS, the Company executed and delivered to each of AIR OP and AIR/Bethesda a certain 5.2% Secured Mezzanine Note Due January 31, 2024, dated December 14, 2020 (as the same has been amended, restated, supplemented or otherwise modified prior to the effectiveness of this Amendment, each a “Note” and collectively, the “Notes”); and

WHEREAS, the Company, AIR OP and AIR/Bethesda desire to execute and deliver this Amendment in order to make certain modifications to the Agreement and the Notes as more particularly set forth below.

NOW, THEREFORE, in consideration of the agreements set forth herein below, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

1.
Definitions. Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Agreement.
2.
Modification of the Agreement. The Agreement is hereby amended as follows:
(a)
By adding the following sentence to the end of clause (a) of Section 7.1 thereof:

“Such payment shall be accompanied by the Make-Whole Amount determined for the payment date with respect to such amount.”

(b)
By amending and restating Section 7.3 thereof as follows:

“Section 7.3. Other Prepayments. Except as provided in Section 7.2 or Section 11.1, the Notes shall not be prepaid in whole or in part prior to June 1, 2022, and the Purchasers shall have no obligation to accept any such attempted prepayment prior to June 1, 2022. The Company expressly acknowledges and agrees that (a) the prohibition on prepayments is reasonable and is the product of an arm’s length transaction between sophisticated business people, (b) it shall be estopped hereafter from claiming differently than as agreed to in this paragraph, (c) its agreement to a prohibition on prepayments as herein described is a material inducement to the Purchasers’ decision to enter into this Agreement and (d) upon a prepayment of the Notes prior to the Maturity Date (whether pursuant to Section 7.2, pursuant to this Section 7.3 on or after June 1, 2022, or in violation of this Section 7.3), the Purchasers would suffer substantial harm, and any prepayment received and accepted pursuant to Section 7.2, pursuant to this Section 7.3 on or after June 1, 2022, or in violation of this Section 7.3 shall be accompanied by the Make-Whole Amount. This Section 7.3 shall not prejudice the rights of the Purchasers to accelerate the Notes pursuant to Section 11 hereof.”

(c)
By adding the words “or Section 7.3” after the words “pursuant to Section 7.2” in Section 7.4 thereof.
(d)
By amending and restating Section 7.8 thereof as follows:

“Section 7.8. Make-Whole Amount.

The term ‘Make-Whole Amount’ means, with respect to any Note, an amount equal to the Discounted Interest Spread Payment with respect to the Called Principal of such Note. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

‘Called Principal’ means, with respect to any Note, the principal of such Note that is to be repaid pursuant to Section 7.1(a), prepaid pursuant to Section 7.2 or Section 7.3 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.

‘Discounted Interest Spread Payment’ means, with respect to the Called Principal of any Note, the present discounted value (discounted in accordance with customary financial practice, using a discount rate equal to the Treasury Rate (as defined below)) of the difference between (i) the interest that would have accrued on such Called Principal for the period beginning on the Settlement Date and ending on the Original Maturity Date using an interest rate equal to 5.2% per annum and (ii) the interest that would have accrued on such Called Principal for the same period using a per annum interest rate equal to the Treasury Rate as of such Settlement Date, where ‘Treasury Rate’ means the yield per annum at the time of computation of U.S. Treasury securities with a constant maturity equal to the period from the Settlement Date to the Original Maturity Date as reported in the most recently available Federal Reserve Statistical Release H.15 (Selected Interest Rates) under the heading “U.S. government securities” (provided, however, that if such period is not equal to the constant maturity of U.S. Treasury securities for which a yield per annum is given, the Treasury Rate shall be obtained by linear

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interpolation from the yields per annum of U.S. Treasury securities having a constant maturity of the immediately shorter and longer periods); provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 7.1(b), Section 7.2, Section 7.3 or Section 11.1.

‘Settlement Date’ means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be repaid pursuant to Section 7.1(a), prepaid pursuant to Section 7.2 or Section 7.3 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.

The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and had such right through the Original Maturity Date, and that the obligation to pay the Make-Whole Amount set forth herein is intended to provide compensation for the deprivation of such right under such circumstances. The right to receive the Make-Whole Amount upon any prepayment or acceleration is a material inducement to the Purchasers’ decision to enter into this Agreement.”

(e)
By amending and restating the following definition in Schedule A thereof as follows:

“‘Maturity Date’ is defined as August 1, 2022.”

(f)
By adding the following definition to Schedule A thereof as follows:

“‘Original Maturity Date’ is defined as January 31, 2024.”

3.
Modification of the Notes. Each of the Notes is hereby amended by replacing “January 31, 2024” in the first paragraph thereof with “August 1, 2022.”
4.
Ratification, etc. Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Note Documentation remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Note Documentation as modified and amended herein. Nothing in this Amendment or the other documents executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Agreement or the Notes or the other obligations of any of the parties hereto under the Note Documentation.
5.
Effective Date. This Amendment shall be deemed effective and in full force and effect as of the date hereof upon the execution and delivery of this Amendment by the parties hereto.
6.
Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement. Delivery of an executed counterpart of

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a signature page of this Amendment by facsimile or other electronic image (e.g., “PDF” or “TIF” via electronic mail) shall be effective as delivery of a manually executed counterpart of this Amendment.
7.
Final Agreement. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
8.
Miscellaneous. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Agreement. All captions in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment as of the day and year first above written.

AIMCO JO INTERMEDIATE HOLDINGS, LLC,

a Delaware limited liability company

By: AIMCO REIT SUB, LLC, a Delaware

limited liability company, its sole member

By: /s/ Jennifer Johnson________

Name: Jennifer Johnson

Title: Executive Vice President, Chief Administrative Officer and General Counsel

APARTMENT INCOME REIT, L.P.,

a Delaware limited partnership

By: AIR-GP, INC., a Delaware

corporation, its general partner

By: /s/ Lisa R. Cohn___________

Name: Lisa R. Cohn

Title: President, General Counsel and Secretary

AIR/BETHESDA HOLDINGS, INC.,

a Delaware corporation

By: /s/ Lisa R. Cohn___________

Name: Lisa R. Cohn

Title: President, General Counsel and Secretary

[Signature Page to Amendment to Mezzanine Note Agreement and Notes]